================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 2, 1999

               (Date of earliest event reported: March 13, 1999)


                           EL PASO ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                   1-14365                      76-0568816
(State or other jurisdiction  (Commission File No.)            (IRS Employer
   of incorporation)                                        Identification No.)



                             EL PASO ENERGY BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (713) 420-2131

================================================================================

ITEM 5.       OTHER EVENTS.

          El Paso Energy Corporation entered into the Second Amended and Restated Agreement and Plan of Merger, dated as of March 13, 1999, (the "Merger Agreement") with Sonat Inc. pursuant to which Sonat will merge into El Paso Energy, and El Paso Energy will issue to Sonat stockholders one share of El Paso Energy common stock for each share of Sonat common stock owned by them, and El Paso Energy will amend its certificate of incorporation to authorize El Paso Energy to issue up to 750 million shares of common stock and up to 50 million shares of preferred stock. On June 10, 1999, both El Paso Energy and Sonat stockholders approved the Merger Agreement. El Paso Energy and Sonat will complete the merger only if a number of conditions are satisfied or waived including:

     o    no law or court order prohibits the transaction;

     o all waiting periods under federal antitrust laws applicable to the merger expire or terminate;

     o all other regulatory approvals are received without conditions that would have a materially adverse effect on the financial condition, results of operations, or cash flows of El Paso Energy's and Sonat's combined businesses; and

     o attorneys for El Paso Energy and Sonat issue opinions that the merger is expected to be tax free.

However, there can be no assurance that El Paso Energy and Sonat will complete the merger even if such conditions are satisfied.

          Since El Paso Energy and Sonat stockholders both approved the Merger Agreement, El Paso Energy and Sonat will complete the merger on an all common stock basis and account for the merger using the pooling of interests method of accounting in accordance with United States generally accepted accounting principles. Accordingly, the unaudited pro forma condensed combined financial statements provided under Item 7 reflect the all common stock merger using this method of accounting.

          This Current Report on Form 8-K is being filed to update the pro forma condensed combined financial statements to include information in the El Paso Energy Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, and to include historical financial statements of Sonat for the quarterly period ended March 31, 1999.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

               (a) Financial statements of business acquired

                           SONAT INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                March 31,      December 31,
                                                                  1999             1998
                                                                ---------      ------------
                                                                    (In Thousands)
                                     ASSETS
Current Assets:
    Cash and cash equivalents                                   $    5,337      $    7,104
    Notes receivable from affiliates                                49,980          50,359
    Accounts receivable                                            317,555         388,075
    Inventories                                                     45,386          69,093
    Income tax refund receivable                                    42,027           1,714
    Gas imbalance receivables                                       10,534           7,673
    Assets from trading activities                                 148,405         229,801
    Other                                                           20,054          46,690
                                                                ----------      ----------
       Total Current Assets                                        639,278         800,509
                                                                ----------      ----------

Investments in Unconsolidated Affiliates and Other                 686,648         671,263
                                                                ----------      ----------

Plant, Property and Equipment                                    8,348,647       8,425,679
    Less accumulated depreciation, depletion
       and amortization                                          5,884,407       5,703,767
                                                                ----------      ----------
                                                                 2,464,240       2,721,912
                                                                ----------      ----------
Deferred Charges and Other:
    Assets from trading activities                                  17,495          25,694
    Other                                                          158,581         141,716
                                                                ----------      ----------
                                                                   176,076         167,410
                                                                ----------      ----------

Total Assets                                                    $3,966,242      $4,361,094
                                                                ==========      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Long-term debt due within one year                          $  104,835      $  109,835
    Unsecured notes                                                847,938         720,361
    Accounts payable                                               320,082         401,357
    Accrued income taxes                                            12,975          21,700
    Accrued interest                                                49,047          47,864
    Gas imbalance payables                                          11,023          11,497
    Liabilities from trading activities                            124,335         223,628
    Other                                                           39,627          40,357
                                                                ----------      ----------
       Total Current Liabilities                                 1,509,862       1,576,599
                                                                ----------      ----------

Long-Term Debt                                                   1,098,420       1,099,484
                                                                ----------      ----------

Deferred Credits and Other:
    Deferred income taxes                                           90,126         163,964
    Liabilities from trading activities                              7,660          12,564
    Other                                                          173,353         179,232
                                                                ----------      ----------
                                                                   271,139         355,760
                                                                ----------      ----------
Commitments and Contingencies

Stockholders' Equity:
    Common stock and other capital                                 179,157         180,192
    Retained earnings                                              967,599       1,209,527
                                                                ----------      ----------
                                                                 1,146,756       1,389,719
    Less treasury stock                                             59,935          60,468
                                                                ----------      ----------
       Total Stockholders' Equity                                1,086,821       1,329,251
                                                                ----------      ----------

Total Liabilities and Stockholders' Equity                      $3,966,242      $4,361,094
                                                                ==========      ==========


                             See accompanying notes.

                           SONAT INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                      Three Months
                                                                     Ended March 31,
                                                                --------------------------
                                                                  1999             1998*
                                                               -----------      -----------
                                                                  (In Thousands, Except
                                                                   Per-Share Amounts)

Revenues                                                       $   773,740      $ 1,109,143
                                                               -----------      -----------

Costs and Expenses:
    Natural gas cost                                               487,915          763,483
    Electric power cost                                             76,002           65,191
    Operating and maintenance                                       39,682           40,484
    General and administrative                                      37,244           30,146
    Depreciation, depletion and amortization                        75,325           97,069
    Ceiling test charges                                           351,500           39,692
    Taxes, other than income                                        11,966           13,604
                                                               -----------      -----------
                                                                 1,079,634        1,049,669
                                                               -----------      -----------

Operating Income (Loss)                                           (305,894)          59,474
                                                               -----------      -----------

Other Income (Loss), Net:
    Equity in earnings of
       unconsolidated affiliates                                     7,719            9,653
    Minority interest                                               (1,344)            (542)
    Other income, net                                                2,156              713
                                                               -----------      -----------
                                                                     8,531            9,824
                                                               -----------      -----------

Earnings (Loss) Before Interest and Taxes ..                      (297,363)          69,298
                                                               -----------      -----------

Interest:
    Interest income                                                  1,939            2,200
    Interest expense                                               (35,307)         (32,130)
    Interest capitalized                                             3,420            1,424
                                                               -----------      -----------
                                                                   (29,948)         (28,506)
                                                               -----------      -----------

Income (Loss) Before Income Taxes                                 (327,311)          40,792

Income Tax Expense (Benefit)                                      (115,095)          12,842
                                                               -----------      -----------

Net Income (Loss)                                              $  (212,216)     $    27,950
                                                               ===========      ===========

Earnings (Loss) Per Share of Common Stock ..                   $     (1.93)     $       .25
                                                               ===========      ===========

Earnings (Loss) Per Share of Common Stock-
    Assuming Dilution                                          $     (1.93)     $       .25
                                                               ===========      ===========

Weighted Average Shares Outstanding                                110,046          109,966
                                                               ===========      ===========

Weighted Average Shares Outstanding-
    Assuming Dilution                                              110,046          111,134
                                                               ===========      ===========

Cash Dividends Paid Per Share                                  $       .27      $       .27
                                                               ===========      ===========


*Restated, see Note 1

                             See accompanying notes.

                           SONAT INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                       Three Months
                                                                      Ended March 31,
                                                                --------------------------
                                                                  1999             1998*
                                                                ---------       ----------
                                                                     (In Thousands)
Cash Flows from Operating Activities:
    Net income (loss)                                           $(212,216)       $  27,950
    Adjustments to reconcile net income (loss) to net
       cash provided by operating activities:
          Depreciation, depletion and amortization,
              including ceiling test charges                      426,825          136,761
          Deferred income taxes                                   (73,838)          78,003
          Equity in earnings of unconsolidated
              affiliates, less distributions                       (6,861)          (7,406)
          Reserves for regulatory matters                             194           (4,046)
          Gas supply realignment costs                             (1,832)             353
          Change in:
              Accounts receivable                                  70,487          127,656
              Inventories                                          23,707           20,132
              Accounts payable                                    (81,281)        (100,200)
              Accrued interest and income taxes, net              (47,856)         (63,247)
              Accrued long-term compensation                         --            (73,799)
              Other current assets and liabilities                 22,611          (26,314)
              Net change from trading activities                  (14,603)          (2,052)
          Net change in restricted cash                              --            115,956
          Other, net                                              (29,563)           8,918
                                                                ---------        ---------

              Net cash provided by operating activities            75,774          238,665
                                                                ---------        ---------

Cash Flows from Investing Activities:
    Plant, property and equipment additions                      (139,628)        (299,971)
    Disposal of assets                                            (23,086)           1,109
    Investments in unconsolidated affiliates and
       other                                                       (6,822)          (7,575)
                                                                ---------        ---------

              Net cash used in investing activities              (169,536)        (306,437)
                                                                ---------        ---------

Cash Flows from Financing Activities:
    Proceeds from issuance of long-term debt                         --            400,000
    Payments of long-term debt                                     (6,064)        (535,851)
    Changes in short-term borrowings                              127,577          216,997
                                                                ---------        ---------
       Net changes in debt                                        121,513           81,146
    Dividends paid                                                (29,712)         (29,689)
    Treasury stock purchases                                         --               (100)
    Other equity                                                      194            2,530
                                                                ---------        ---------

              Net cash provided by financing activities            91,995           53,887
                                                                ---------        ---------

Net Decrease in Cash and Cash Equivalents                          (1,767)         (13,885)

Cash and Cash Equivalents at Beginning of Year                      7,104           27,278
                                                                ---------        ---------

Cash and Cash Equivalents at End of Period                      $   5,337        $  13,393
                                                                =========        =========

Supplemental Disclosures of Cash Flow Information
Cash Paid for:
    Interest (net of amount capitalized)                        $  26,405        $  25,187
    Income taxes paid, net                                          7,106            2,129


*Restated, see Note 1
                             See accompanying notes.

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.       BASIS OF PRESENTATION

         The accompanying condensed consolidated financial statements of Sonat Inc. (Sonat) and its subsidiaries (the Company) have been prepared in accordance with the instructions to Form 10-Q and include the information and footnotes required by such instructions. In the opinion of management, all adjustments including those of a normal recurring nature have been made that are necessary for a fair presentation of the results of operations for the interim periods presented herein.

         The 1998 period has been restated for a change to the full cost method of accounting for the Company's oil and gas operations. Certain other amounts in the 1998 condensed consolidated financial statements and notes have been reclassified to conform with the 1999 presentation.

2.       PROPOSED MERGER

         On March 13, 1999, Sonat and El Paso Energy Corporation (El Paso) entered into an Agreement and Plan of Merger, as amended (the Merger Agreement), providing for, among other things, the merger of El Paso and the Company. Under the terms of the Merger Agreement, the Company's stockholders will receive one share of El Paso common stock (El Paso Common Stock), for each share of common stock of the Company (Company Common Stock), they own. The merger is subject to certain customary conditions, including, among others, approval by the stockholders of the Company and receipt of certain required government approvals. In the event El Paso stockholder approval for the issuance of El Paso Common Stock in the merger is not obtained, El Paso has agreed to issue an amount of El Paso Common Stock not to exceed, in the aggregate, 19.9 percent of the outstanding El Paso Common Stock, with the balance of the merger consideration to be paid in the form of depositary shares representing interests in shares of a new series of non-convertible long-term preferred stock (the Preferred Stock). The Preferred Stock will bear a dividend rate designed to cause the Preferred Stock to have an initial trading value, when fully distributed, equal to the greater of $32 or the value of the El Paso Common Stock as of the time of the Company's shareholder vote, subject to a cap of $44.50. The Preferred Stock will be redeemable in 21 years and will not be convertible.

         In connection with the Merger Agreement, on March 13, 1999, the Company and El Paso also entered into cross option agreements, pursuant to which, among other things, (i) El Paso has been granted an option to purchase up to 19.9 percent of the Company's Common Stock, exercisable if the Merger Agreement is terminated under certain circumstances as set forth therein and (ii) the Company has been granted an option to purchase up to 19.9 percent of the El Paso Common Stock, exercisable if the Merger Agreement is terminated under certain circumstances as set forth therein.

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

3.       TRADING ACTIVITIES AND DERIVATIVE FINANCIAL INSTRUMENTS

DERIVATIVE COMMODITY INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

         The Company maintains active trading positions in energy commodity futures, swap and option contracts. The Company manages its trading positions with strict policies and procedures and limits its risk to changes in the value of its outstanding positions through the use of policy limits on portfolio Value-at-Risk, the establishment of offsetting positions, and other methods. The trading operation also enters into natural gas and electricity commodity purchase and sale commitments. These activities constitute its trading business and are essential to provide customers with market products at competitive prices.

         At March 31, 1999, the Company's trading portfolio had outstanding energy commodity futures, swaps and options. In the table below, buys of swaps represent either 1) payment of fixed price and receipt of NYMEX or index; or 2) payment of NYMEX or index and receipt of index. The absolute notional volumes and terms are:

                                                 Notional Volume
                                              --------------------              Maximum
Commodity                                     Buy             Sell                Term
---------                                     ---             ----              -------
Natural Gas (TBtu)                           1,180            1,236            60 months
Crude Oil (Thousands of Barrels)             5,640            2,310            60 months
Electricity (Thousands of MWh)                 240              135             2 months

         The 60-month term deals begin in 2002 and end in 2006.

         The amounts disclosed in the following table represent the end-of-period fair value and the average fair value of the trading portfolio.

                                           Fair Value                   Average Fair Value
                                        (Carrying Amount)              for the Three Months
                                          as of 3/31/99                    Ended 3/31/99
                                        -----------------              --------------------
                                                        (In Thousands)
         Assets                               $165,900                       $229,525
         Liabilities                           131,995                        198,452

         Net trading gains for the first quarter of 1999 are $14.8 million.

DERIVATIVE COMMODITY INSTRUMENTS HELD OR ISSUED FOR PURPOSES OTHER THAN TRADING

         In certain cases, derivative positions are taken specifically to mitigate market price risk associated with significant physical transactions and are accounted for using hedge accounting provided they meet hedge accounting criteria. Sonat Exploration Company hedges a portion of its

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

3.       TRADING ACTIVITIES AND DERIVATIVE FINANCIAL INSTRUMENTS (CONT'D)

production by entering into intercompany swaps with Sonat Marketing Company L.P. (Sonat Marketing). The exposure that Sonat Marketing assumes from Sonat Exploration is then hedged by entering into derivative instruments with third parties. Sonat Marketing also hedges third-party purchases and sales by entering into commodity futures, swaps and options.

         At March 31, 1999, the Company had outstanding energy commodity futures, swaps and options for purposes other than trading. In the table below, buys of swaps represent either 1) payment of fixed price and receipt of NYMEX or index; or 2) payment of NYMEX or index and receipt of index. The absolute notional volumes and terms are:


                                                   Notional Volume
                                                 --------------------           Maximum
Commodity                                        Buy             Sell            Term
                                                 ---             ----           -------
Natural Gas (TBtu)                                41               88          21 months

         The deals end in 2000.

         The information in the following table represents the fair value, as of March 31, 1999, of outstanding financial derivative positions held for purposes other than trading. Not included are the related physical positions that these derivative positions hedge.

                                                            Fair Value
                                                          --------------
                                                          (In Thousands)
         Natural Gas:
              Futures                                        $    183
              Swaps                                           (11,525)

         Deferred amounts on open futures positions will mature through 2000.

CREDIT RISK FROM DERIVATIVE ACTIVITIES

         NYMEX traded futures are guaranteed by the NYMEX and have nominal credit risk. On all other transactions described above, the Company is exposed to credit risk in the event of nonperformance by the counterparties. The Company has established policies and procedures to evaluate potential counterparties for creditworthiness before entering into over-the-counter swap and option agreements. The credit risk resulting from in-the-money swaps is monitored on a regular basis against established collateralization limits and credit limits established by the Company. Due to changes in market conditions, the market value of swaps and options and the associated credit exposure with the counterparties can change significantly. At March 31, 1999, the market value of the Company's in-the-money swaps and options was $19.3 million, and one counterparty posted collateral in the amount of $.2 million. Reserves for credit risk are established as necessary.

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

4.       UNCONSOLIDATED AFFILIATES

         The following table presents the components of equity in earnings of unconsolidated affiliates:

                                                                      Three Months
                                                                     Ended March 31,
                                                                   ---------------------
                                                                    1999          1998
                                                                   -------       -------
                                                                      (In Thousands)
Company's Share of Reported Earnings (Losses):

    Exploration and Production                                     $   102       $   144
                                                                   -------       -------

    Natural Gas Transmission:
       Citrus Corp.                                                  6,261         4,511
       Amortization of Citrus basis difference                         346           346
       Bear Creek Storage                                            2,763         2,089
       Destin Pipeline                                                (377)        2,060
       Other                                                            39           (24)
                                                                   -------       -------
                                                                     9,032         8,982
                                                                   -------       -------

    Energy Services                                                 (1,835)          225
                                                                   -------       -------

    Other                                                              420           302
                                                                   -------       -------

                                                                   $ 7,719        $9,653
                                                                   =======        ======

         Natural Gas Transmission Affiliates - Sonat owns 50 percent of Citrus Corp. (Citrus), the parent company of Florida Gas Transmission Company. Southern Natural Gas Company (Southern) owns a one-third interest in Destin Pipeline Company, L.L.C. (Destin) and a subsidiary of Southern owns 50 percent of Bear Creek Storage Company (Bear Creek).

         The following is summarized income statement information for Citrus:

                                                                       Three Months
                                                                      Ended March 31,
                                                                   ---------------------
                                                                    1999          1998
                                                                   --------     --------
                                                                      (In Thousands)
Revenues                                                           $147,456     $133,581
Expenses:
   Natural gas cost                                                  69,624       58,614
   Operating expenses                                                23,530       23,987
   Depreciation and amortization                                     12,812       12,722
   Interest and other                                                21,030       23,420
   Income taxes                                                       7,938        5,816
                                                                   --------     --------

Income Reported                                                    $ 12,522     $  9,022
                                                                   ========     ========

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

4.       UNCONSOLIDATED AFFILIATES (CONT'D)

         The following is summarized income statement information for Bear Creek. No provision for income taxes has been included since its income taxes are paid directly by the joint-venture participants.

                                                                       Three Months
                                                                      Ended March 31,
                                                                   ---------------------
                                                                    1999          1998
                                                                   --------     --------
                                                                      (In Thousands)
Revenues                                                            $9,083       $9,029
Expenses:
   Operating expenses                                                1,211        2,301
   Depreciation                                                      1,362        1,359
   Other expenses, net                                                 985        1,192
                                                                    ------       ------

Income Reported                                                     $5,525       $4,177
                                                                    ======       ======



         The following is summarized results of operations for Destin. No provision for income taxes has been included since its income taxes are paid directly by joint venture participants.

                                                                       Three Months
                                                                      Ended March 31,
                                                                   ---------------------
                                                                    1999          1998
                                                                   --------     --------
                                                                      (In Thousands)
Revenues                                                           $ 3,833       $ 1,872
Expenses:
   Operating expenses                                                1,625          --
   Depreciation and amortization                                     1,586          --
   Interest and other                                                1,755        (4,307)
                                                                   -------       -------

Income (Loss) Reported                                             $(1,133)      $ 6,179
                                                                   =======       =======

5.       DEBT AND LINES OF CREDIT

         Long-Term Debt and Lines of Credit - At March 31, 1999, Sonat had a bank revolving credit agreement that provided for periodic borrowings and repayments of up to $500.0 million through June 30, 2001. Borrowings are supported by unsecured promissory notes that, at the option of the Company, will bear interest at the banks' prevailing prime or international lending rate, or such rates as the banks may competitively bid. During the first quarter of 1999, there were no borrowings or repayments under the revolving credit agreement, resulting in no balance outstanding at March 31, 1999.

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

5.       DEBT AND LINES OF CREDIT (CONT'D)

         Unsecured Notes - Loans under all short-term credit facilities are for a duration of less than three months.

         At March 31, 1999, Sonat had short-term lines of credit of $400.0 million available through January 18, 2000. Southern had short-term lines of credit of $50.0 million available through May 31, 1999. Borrowings are available for a period of not more than 364 days and are in the form of unsecured promissory notes that bear interest at rates based on the banks' prevailing prime, international or money-market lending rates. At March 31, 1999, Sonat had $24.1 million outstanding under its agreement at a rate of 5.25 percent. No amounts were outstanding under Southern's agreement.

         In mid April 1999, Sonat completed a new 364-day $900.0 million revolving credit facility with 13 banks. In connection with this new credit facility, the Company terminated its $500.0 million revolving credit agreement and its $400.0 million lines of credit.

         Sonat had $588.9 million in commercial paper outstanding at an average rate of 5.10 percent at March 31, 1999. In addition, Sonat had $235 million of short-term notes borrowed from a bank at an average rate of 5.29 percent at March 31, 1999.

6.       RATE MATTERS AND CONTINGENCIES

         Periodically, Southern makes general rate filings with the FERC to provide for the recovery of cost of service and a return on equity. The FERC normally allows the filed rates to become effective, subject to refund, until it rules on the approved level of rates. Southern provides reserves relating to such amounts collected subject to refund, as appropriate, and makes refunds upon establishment of the final rates. At March 31, 1999, Southern's rates are established by a settlement that was approved by FERC orders issued in 1995 and 1996. All of its customers are parties to the settlement, and all revenue is based on the final settlement rates and therefore is not being collected subject to refund.

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

7.       COMPREHENSIVE INCOME (LOSS)

         Comprehensive income (loss), net of related tax, is as follows:

                                                                           Three Months
                                                                          Ended March 31,
                                                                   -------------------------------
                                                                     1999                   1998
                                                                         (In Thousands)
Net Income (Loss)                                                  $(212,216)              $27,950
Unrealized Gains (Loss) on Securities                                    (64)                1,274
Reclassification Adjustment                                           (1,162)                   (9)
                                                                   ---------               -------
Comprehensive Income (Loss)                                        $(213,442)              $29,215
                                                                   =========               =======

         Common Stock and Other Capital in the Condensed Consolidated Balance Sheets includes $.4 million at March 31, 1999, and $1.6 million at December 31, 1998, related to other comprehensive income, which is comprised of unrealized gains on securities.

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

8.       SEGMENT INFORMATION

         The Company's consolidated financial statements reflect operations in three segments: Exploration and Production, Natural Gas Transmission and Energy Services. The Company's revenues and earnings before interest and taxes (EBIT) by business segment are shown in the following tables.

                                                          Three Months Ended March 31, 1999
                                     ----------------------------------------------------------------------------------
                                      Exploration            Natural
                                          and                  Gas             Energy
                                      Production          Transmission        Services         Other             Total
                                     ------------         ------------        --------        -------          --------
                                                                       (In Thousands)
Revenues from
    External Customers                  $ 19,071              $94,023          $661,845       $(1,199)         $773,740

Intersegment Revenues                     72,620                6,680                -         14,554            93,854

Earnings (Loss) Before
    Interest and Taxes                  (350,302)              56,182            (1,592)       (1,651)         (297,363)
                                     ==================================================================================


                                                           Three Months Ended March 31, 1998
                                     ----------------------------------------------------------------------------------
                                      Exploration            Natural
                                          and                  Gas             Energy
                                      Production          Transmission        Services         Other             Total
                                     ------------         ------------        --------        -------          --------
                                                                       (In Thousands)
Revenues from
    External Customers                   $79,798              $95,604          $937,055       $(3,314)       $1,109,143

Intersegment Revenues                     82,064                9,897                -         15,689           107,650

Earnings (Loss) Before
    Interest and Taxes                    (2,445)              68,915               836         1,992            69,298
                                     ==================================================================================

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

8.       SEGMENT INFORMATION (CONT'D)

         The following table reconciles the total of the Company's reportable segments' EBIT to the Company's consolidated income before income taxes.

                                                                           Three Months
                                                                          Ended March 31,
                                                                     1999                   1998
                                                                   ---------              --------
                                                                          (In Thousands)
Total Earnings (Loss) Before Interest and
    Taxes for Reportable Segments                                  $(295,712)             $ 67,306
Other Earnings (Loss) Before Interest and Taxes                       (1,651)                1,992
Interest Income                                                        1,939                 2,200
Interest Expense                                                     (35,307)              (32,130)
Interest Capitalized                                                   3,420                 1,424
                                                                   ---------              --------

Income (Loss) Before Income Taxes                                  $(327,311)             $ 40,792
                                                                   =========              ========

         Assets for the Company's three segments are as follows:

                                                                   March 31,            December 31,
                                                                     1999                   1998
                                                                   ---------            -----------
                                                                            (In Thousands)
         Assets by Segment
             Exploration and Production                           $1,388,912            $1,635,597
             Natural Gas Transmission                              1,990,821             1,961,994
             Energy Services                                         618,610               762,547

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

9.       EARNINGS PER SHARE

         The calculation of diluted earnings per share differs from that of basic earnings per share due to the denominator for the diluted calculation including common stock equivalents applicable to outstanding stock options.

         The following table presents the computation of basic and diluted earnings (loss) per share of common stock:

                                                                         Three Months
                                                                        Ended March 31,
                                                                   -------------------------
                                                                     1999             1998
                                                                   ----------       --------
                                                                      In Thousands, Except
                                                                       Per-Share Amounts)
Numerator:
    Net income (loss)                                              $ (212,216)      $ 27,950
                                                                   ==========       ========

Denominator:

    Denominator for Basic Earnings Per Share:

    Weighted average number of shares of common
       stock outstanding                                              110,046        109,966

    Effect of Dilutive Securities:

    Common stock equivalents applicable to
       outstanding stock options                                           (a)         1,168

    Denominator for Diluted Earnings Per Share:

    Adjusted weighted average shares using
       treasury stock method for assumed conversions                  110,046        111,134
                                                                   ==========       ========


Earnings (Loss) Per Share of Common Stock                          $    (1.93)      $    .25
                                                                   ==========       ========

Earnings (Loss) Per Share of Common Stock-
    Assuming Dilution                                              $    (1.93)      $    .25
                                                                   ==========       ========

(a) The addition of 229,000 potential common shares for the three-month period of 1999 would be antidilutive in the computation of diluted earnings per share, and are therefore not included.

                           SONAT INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

10.      SUBSEQUENT EVENT

         AGL Resources, Inc. (AGL) has exercised its right under the agreement governing the Sonat Marketing joint venture to put its 35 percent interest to Sonat. Under the terms of the agreement, the Company is required to repurchase AGL's interest at the greater of fair market value or a formula price. The Company has exercised its right under the agreement governing the Sonat Power Marketing joint venture to purchase the remaining 35 percent interest in Sonat Power Marketing held by a subsidiary of AGL. The purchase price will be at fair market value. The Company's ability to exercise its right arose when AGL notified Sonat that AGL was exercising its right to sell its 35 percent interest in the Sonat Marketing joint venture to Sonat.

(b) Pro forma financial information

                             FINANCIAL INFORMATION

     On June 10, 1999, El Paso Energy stockholders and Sonat stockholders approved the Merger Agreement. Presented below are unaudited pro forma condensed combined financial statements reflecting the merger using the pooling of interests method of accounting in accordance with United States generally accepted accounting principles. Under this accounting method, El Paso Energy's and Sonat's balance sheets and income statements are treated as if they had always been combined for accounting and financial reporting purposes. This information is included to give you a better understanding of what the combined results of operations and financial position of El Paso Energy and Sonat may have looked like had the merger occurred on an earlier date.

     The pro forma information reflecting the merger assumes (1) each share of Sonat common stock will be converted into one share of El Paso Energy common stock and (2) El Paso Energy will issue a total of approximately 110 million shares in the merger.

     The unaudited pro forma condensed combined balance sheet as of March 31, 1999, assumes the merger had been completed on March 31, 1999. The unaudited pro forma condensed combined income statements for the three months ended March 31, 1999, and three years ended December 31, 1998, assume the merger had been completed on January 1, 1996, the beginning of the earliest period presented. Accounting policy differences and intercompany balances between El Paso
Energy and Sonat have been determined to be immaterial and, accordingly, the pro forma condensed combined financial statements have not been adjusted for these differences. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the merger of El Paso Energy and Sonat been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of El Paso Energy. The unaudited pro forma condensed combined financial statements do not give effect to any operating efficiencies or cost savings that may result from the integration of El Paso Energy's and Sonat's operations.

     These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of El Paso Energy and Sonat included in their respective Annual Reports on Form 10-K for the year ended December 31, 1998, and Quarterly Reports on Form 10-Q for the three months ended March 31, 1999. The historical financial information presented for Sonat includes certain reclassifications to conform to El Paso Energy's presentation. These reclassifications have no impact on results of operations or total stockholders' equity.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF MARCH 31, 1999
                                 (IN MILLIONS)

                                     ASSETS

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Total current assets...............................   $ 1,223       $  639        $  --       $ 1,862
Property, plant and equipment, net.................     7,191        2,464           --         9,655
Other..............................................     2,052          863           --         2,915
                                                      -------       ------        -----       -------
          Total assets.............................   $10,466       $3,966        $  --       $14,432
                                                      =======       ======        =====       =======

                                  LIABILITIES & STOCKHOLDERS' EQUITY

Total current liabilities..........................   $ 1,935       $1,510        $ 133(a)    $ 3,527
                                                                                    (51)(c)
                                                      -------       ------        -----       -------
Long-term debt, less current maturities............     3,082        1,098           --         4,180
                                                      -------       ------        -----       -------
Deferred income taxes..............................     1,589           90          (22)(c)     1,657
                                                      -------       ------        -----       -------
Other..............................................     1,008          170           --         1,178
                                                      -------       ------        -----       -------
Company-obligated mandatorily redeemable
  convertible preferred securities of El Paso
  Energy Capital Trust I...........................       325           --           --           325
                                                      -------       ------        -----       -------
Minority interest..................................       365           11           --           376
                                                      -------       ------        -----       -------
Stockholders' equity
  Common stock.....................................       377          111          219(b)        707
  Additional paid-in capital.......................     1,465           75         (279)(b)     1,261
  Retained earnings................................       494          968         (192)(a)     1,343
                                                                                     73(c)
  Other............................................      (174)         (67)          60(b)       (122)
                                                                                     59(a)
                                                      -------       ------        -----       -------
          Total stockholders' equity...............     2,162        1,087          (60)        3,189
                                                      -------       ------        -----       -------
          Total liabilities and stockholders'
            equity.................................   $10,466       $3,966        $  --       $14,432
                                                      =======       ======        =====       =======

  See accompanying Notes to the Unaudited Pro Forma Condensed Combined Balance
                                     Sheet.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a) Reflects estimated costs of $192 million associated with the merger of El Paso Energy and Sonat. These costs consist of (1) $142 million of costs for compensation related programs under which certain benefits of El Paso Energy and Sonat personnel accelerate and vest as a result of the change in control associated with the merger and (2) $50 million of transaction costs, which include legal, accounting, and financial advisory services.

(b) Reflects the exchange of one share of El Paso Energy common stock for each share of outstanding Sonat common stock, as provided in the merger agreement and the cancellation of $60 million of Sonat treasury stock.

(c) Reflects the income tax consequences of the $192 million of costs associated with the merger assuming an effective income tax rate of 38%.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $1,494       $  774         $--        $2,268
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     1,068          564          --         1,632
  Operation and maintenance........................       183           77          --           260
  Depreciation, depletion and amortization.........        71           75          --           146
  Ceiling test charges.............................        --          352          --           352
  Other............................................        27           12          --            39
                                                       ------       ------         ---        ------
                                                        1,349        1,080          --         2,429
                                                       ------       ------         ---        ------
Operating income (loss)............................       145         (306)         --          (161)
Interest and debt expense..........................        73           35          --           108
Other income, net..................................       (45)         (15)         --           (60)
                                                       ------       ------         ---        ------
Income (loss) before income taxes, minority
  interest, and cumulative effect of accounting
  change...........................................       117         (326)         --          (209)
Income tax expense (benefit).......................        40         (115)         --           (75)
Minority interest..................................         6            1          --             7
                                                       ------       ------         ---        ------
Income (loss) before cumulative effect of
  accounting change................................        71         (212)         --          (141)
Cumulative effect of accounting change, net of
  income tax.......................................       (13)          --          --           (13)
                                                       ------       ------         ---        ------
Net income (loss)..................................    $   58       $ (212)        $--        $ (154)
                                                       ======       ======         ===        ======
Basic earnings per common share
  Income (loss) before cumulative effect of
    accounting change..............................    $ 0.62                                 $(0.62)
  Cumulative effect of accounting change, net of
    income tax.....................................     (0.12)                                 (0.06)
                                                       ------                                 ------
  Net income (loss)................................    $ 0.50                                 $(0.68)
                                                       ======                                 ======
Diluted earnings per common share
  Income (loss) before cumulative effect of
    accounting change..............................    $ 0.58                                 $(0.62)(a)
  Cumulative effect of accounting change, net of
    income tax.....................................     (0.10)                                 (0.06)(a)
                                                       ------                                 ------
  Net income (loss)................................    $ 0.48                                 $(0.68)(a)
                                                       ======                                 ======
Basic average common shares outstanding............       116                      110(b)        226
                                                       ======                      ===        ======
Diluted average common shares outstanding..........       128                      111(b)        239
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,782       $3,710         $--        $9,492
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     4,212        2,745          --         6,957
  Operation and maintenance........................       707          281          --           988
  Depreciation, depletion and amortization.........       269          349          --           618
  Ceiling test charges.............................        --        1,035          --         1,035
  Other............................................        88           63          --           151
                                                       ------       ------         ---        ------
                                                        5,276        4,473          --         9,749
                                                       ------       ------         ---        ------
Operating income (loss)............................       506         (763)         --          (257)
Interest and debt expense..........................       267          137          --           404
Other income, net..................................      (138)         (67)         --          (205)
                                                       ------       ------         ---        ------
Income (loss) before income taxes and minority
  interest.........................................       377         (833)         --          (456)
Income tax expense (benefit).......................       127         (299)         --          (172)
                                                       ------       ------         ---        ------
Income (loss) before minority interest.............       250         (534)         --          (284)
Minority interest..................................        25           (3)         --            22
                                                       ------       ------         ---        ------
Net income (loss)..................................    $  225       $ (531)        $--        $ (306)
                                                       ======       ======         ===        ======
Basic earnings (loss) per common share............     $ 1.94                                 $(1.35)
                                                       ======                                 ======
Diluted earnings (loss) per common share..........     $ 1.85                                 $(1.35)(a)
                                                       ======                                 ======
Basic average common shares outstanding............       116                      110(b)        226
                                                       ======                      ===        ======
Diluted average common shares outstanding..........       126                      111(b)        237
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $5,638       $4,372         $--        $10,010
                                                       ------       ------         ---        -------
Operating expenses
  Cost of gas and other products...................     4,125        3,174          --          7,299
  Operation and maintenance........................       664          385          --          1,049
  Depreciation, depletion and amortization.........       236          398          --            634
  Other............................................        92           43          --            135
                                                       ------       ------         ---        -------
                                                        5,117        4,000          --          9,117
                                                       ------       ------         ---        -------
Operating income...................................       521          372          --            893
Interest and debt expense..........................       238          110          --            348
Other income, net..................................       (57)         (66)         --           (123)
                                                       ------       ------         ---        -------
Income before income taxes and minority interest...       340          328          --            668
Income tax expense.................................       129          107          --            236
                                                       ------       ------         ---        -------
Income before minority interest....................       211          221          --            432
Minority interest..................................        25            3          --             28
                                                       ------       ------         ---        -------
Net income.........................................    $  186       $  218         $--        $   404
                                                       ======       ======         ===        =======
Basic earnings per common share....................    $ 1.64                                 $  1.80
                                                       ======                                 =======
Diluted earnings per common share..................    $ 1.59                                 $  1.76
                                                       ======                                 =======
Basic average common shares outstanding............       114                      110(b)         224
                                                       ======                      ===        =======
Diluted average common shares outstanding..........       117                      112(b)         229
                                                       ======                      ===        =======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (IN MILLIONS, EXCEPT PER COMMON SHARE DATA)

                                                      EL PASO       SONAT                    COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Operating revenues.................................    $3,012       $3,204         $--        $6,216
                                                       ------       ------         ---        ------
Operating expenses
  Cost of gas and other products...................     2,277        2,039          --         4,316
  Operation and maintenance........................       322          301          --           623
  Depreciation, depletion and amortization.........       101          384          --           485
  Employee separation and asset impairment
     charge........................................        99           --          --            99
  Other............................................        43           48          --            91
                                                       ------       ------         ---        ------
                                                        2,842        2,772          --         5,614
                                                       ------       ------         ---        ------
Operating income...................................       170          432          --           602
Interest and debt expense..........................       110          101          --           211
Other income, net..................................        (5)         (53)         --           (58)
                                                       ------       ------         ---        ------
Income before income taxes and minority interest...        65          384          --           449
Income tax expense.................................        25          125          --           150
                                                       ------       ------         ---        ------
Income before minority interest....................        40          259          --           299
Minority interest..................................         2            3          --             5
                                                       ------       ------         ---        ------
Net income.........................................    $   38       $  256         $--        $  294
                                                       ======       ======         ===        ======
Basic earnings per common share....................    $ 0.53                                 $ 1.62
                                                       ======                                 ======
Diluted earnings per common share..................    $ 0.52                                 $ 1.59
                                                       ======                                 ======
Basic average common shares outstanding............        72                      110(b)        182
                                                       ======                      ===        ======
Diluted average common shares outstanding..........        73                      112(b)        185
                                                       ======                      ===        ======

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements
                                   of Income.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(a) As required by the accounting rules, we have excluded additional dilutive securities such as options in determining diluted earnings (loss) per common share. If we had included those securities, we would have shown less of a loss per common share.

(b) The basic and diluted common shares adjustments reflect the exchange of one share of El Paso Energy common stock for each share of Sonat common stock contemplated by the merger agreement.

                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EL PASO ENERGY CORPORATION



                                          By: /s/ JEFFREY I. BEASON
                                             ----------------------------------
                                                  Jeffrey I. Beason
                                                  Vice President and Controller
                                                  (Chief Accounting Officer)


Date: July 2, 1999